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                                                                Exhibit 5(b)-9.1



                        INVESTMENT SUB-ADVISORY AGREEMENT

                              Emerging Growth Fund


         This Agreement is made and entered into this 20th day of September, 1993, by and among Sierra Trust Funds (the "Company"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, Sierra Investment Advisors Corporation ("Sierra Advisors"), a corporation organized under the laws of the state of California and Janus Capital Corporation (the "Sub-Advisor"), a corporation organized under the laws of the state of Colorado.

         WITNESSETH:

         Whereas, the Company is engaged in business as an open-end, management investment company and is so registered under the Investment Company Act of 1940, as amended (the "Investment Company Act");

         Whereas, the Company offers a number of investment portfolios, each with its own investment objective and strategies, and of which one investment portfolio is the Emerging Growth Fund (the "Fund");

         Whereas, Sierra Advisors is engaged in the business of rendering investment advisory and management services, is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is the investment advisor of the Company;

         Whereas, the Sub-Advisor is engaged in the business of rendering investment advisory and management services and is registered as an investment adviser under the Advisers Act; and

         Whereas, the Company and Sierra Advisors desire to retain the Sub-Advisor to furnish investment advisory and management services to the Company and to the Fund and the Sub-Advisor is willing to furnish such services;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, it is hereby agreed by and among the parties hereto as follows:

         1. Investment Description; Appointment

         The Company desires to employ the capital of the Fund by investing and reinvesting in investments of the kind and in accordance with the limitations specified in its Master Trust Agreement, as amended, and in its Prospectus and Statement of Additional Information relating to the Fund as in effect and which may be amended from time to time, and in such manner and to such extent as may from time to time be approved by the Board of Trustees of the Company. Copies of the Fund's Prospectus and


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Statement of Additional Information, as amended, have been or will be submitted to the Sub-Advisor. The Company agrees to provide copies of all amendments or supplements to the Fund's Prospectus and Statement of Additional Information and the Company's Master Trust Agreement to the Sub-Advisor during the continuance of this Agreement before or at the time such amendments or supplements become effective.

         The Company agrees to furnish the Sub-Advisor with minutes of meetings of the Board of Trustees of the Fund to the extent they may affect the duties of the Sub-Advisor, a certified copy of any financial statements or reports prepared for the Fund, by certified or independent public accountants, and with copies of any financial statements or reports made by the Fund to its shareholders or to any governmental body or securities exchange, and any further materials or information which the Sub-Advisor may reasonably request to enable it to perform its functions under this Agreement. The Company desires to employ and hereby appoints the Sub-Advisor to act as investment sub-adviser to the Fund. The Sub-Advisor accepts the appointment and agrees to furnish the services described herein for the compensation set forth below.

         2. Services as Investment Sub-Advisor

         Subject to the supervision of the Board of Trustees of the Company and of Sierra Advisors, the Fund's investment adviser, the Sub-Advisor will (a) maintain compliance procedures for the Fund that the Sub-Advisor believes are adequate to ensure its compliance with the applicable provisions of the Investment Company Act and the Advisers Act as the same may from time to time be amended, (b) make investment decisions for the Fund in accordance with the Fund's investment objective(s) and policies as stated in the Fund's Prospectus and Statement of Additional Information as in effect and, after notice to the Sub-Advisor, and which may be amended from time to time, (c) place purchase and sale orders on behalf of the Fund to effectuate the investment decisions made,
(d) maintain books and records with respect to the securities transactions of the Fund in accordance with the Investment Company Act and the Advisers Act and the rules adopted thereunder and will furnish Sierra Advisors quarterly, annual and special reports as Sierra Advisors may reasonably request; and (e) treat confidentially and as proprietary information of the Company, all records and other information relative to the Company and prior, present or potential shareholders; and will not knowingly use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and such records may not be withheld where the Sub-Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company. In providing those services, the



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Sub-Advisor will supervise the Fund's investments and conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets.

         Subject to the supervision of Sierra Advisors and in accordance with the investment objective and policies as stated in the Fund's Prospectus and Statement of Additional Information, the Sub-Advisor is authorized, in its discretion and without prior consultation with Sierra Advisors to buy, sell, lend, and otherwise trade in any stocks, bonds, and other securities and investment instruments on behalf of the Fund, without regard to the length of time the securities have been held and the resulting rate of portfolio turnover or any tax considerations, and so long as consistent with the foregoing, the majority or the whole of the Fund may be invested in such proportions of stocks, bonds, other securities or investment instruments, or cash as the Sub-Advisor shall determine. In addition, the Sub-Advisor will furnish the Fund or Sierra Advisors with whatever statistical information the Fund or Sierra Advisors may reasonably request with respect to the instruments that the Fund may hold or contemplate purchasing.

         3. Brokerage

         Subject to (i) the over-riding objective of obtaining the best possible execution of orders; and (ii) review and approval of the Board of Trustees of the Company, which may be conducted as often as quarterly, the Sub-Advisor shall place all orders for the purchase and sale of securities for the Fund with brokers or dealers selected by the Sub-Advisor, which may include brokers or dealers affiliated with the Sub-Advisor. All transactions with any affiliated person of the Company, or where any such affiliated person acts as broker or agent in connection with any such transaction, shall be accomplished in compliance with the Investment Company Act, the Advisers Act, the Securities Exchange Act of 1934, as amended, the rules adopted thereunder and the procedures adopted thereunder by the Company. Purchase or sell orders for the Fund may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Advisor; provided that (i) no advisory account will be favored by the Sub-Advisor over any other account; (ii) each client of the Sub-Advisor who participates in such an aggregated order will participate at the average share price, with all transaction costs shared on a pro rata basis;
(iii) only advisory clients' transactions will be aggregated for such an aggregated order; and (iv) the accounts of clients whose orders are aggregated will be segregated on the Sub-Advisor's books and records so as to identify the particular client who has the beneficial interest therein. The Sub-Advisor shall use its best efforts to obtain execution of Fund transactions at prices which are advantageous to the Fund and at commission rates that are reasonable in relation to the benefits received. However, the Sub-Advisor may select brokers or dealers on the basis that they provide brokerage, research, or other services or products to the



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Fund and/or other accounts serviced by the Sub-Advisor. The Sub-Advisor may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or dealer would have charged for effecting that transaction if the Sub-Advisor determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research products and/or services provided by such broker or dealer. This determination, with respect to brokerage and research services or products, may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Advisor and its affiliates have with respect to the Fund and to accounts over which they exercise investment discretion, and not all such services or products may be used by the Sub-Advisor in managing the Fund; provided that with respect to such transaction and such determination the affiliates of the Sub-Advisor shall have the same responsibilities to the Fund as the Sub-Advisor has under this Agreement.

         4. Information Provided to the Company

         The Sub-Advisor will keep the Company and Sierra Advisors informed of developments materially affecting the Fund of which the Sub-Advisor becomes aware and will, on its own initiative, furnish the Company and Sierra Advisors on at least a quarterly basis with whatever information the Sub-Advisor believes is appropriate for this purpose.

         5. Standard of Care

         The Sub-Advisor shall exercise its best judgment in rendering the services described in paragraphs 2 and 3 above. Except as may otherwise be provided by federal securities laws, the Sub-Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement (the conduct excepted in this sentence shall be referred to as "Disqualifying Conduct").

         6. Compensation

         In consideration of the services rendered pursuant to this Agreement, Sierra Advisors will pay the Sub-Advisor on the first business day of each month a fee for the previous month at the annual rate of .55% of the Fund's average daily net assets including cash and cash equivalents up to $100 million and .50% of the Fund's average daily net assets in excess of $100 million. The fee for the first month shall be prorated based upon the number of days the account was open in that month. Upon any termination of this Agreement before the end of a month, the fee for such part of



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that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Sub-Advisor, the value of the Fund's net assets shall be computed at the times and in the manner specified in the Fund's Prospectus or Statement of Additional Information relating to the Fund as from time to time in effect.

         7. Expenses

         The Sub-Advisor will bear all of its expenses in performing its services under this Agreement, which expenses shall not include brokerage fees or commissions in connection with the effectuation of securities transactions. The Sub-Advisor shall bear no expenses of the Company, the Fund or Sierra Advisors. The Company will bear certain other expenses to be incurred in its operation, including but not limited to: organizational expenses, taxes, interest, brokerage fees and commissions, if any; fees of trustees of the Company who are not officers, directors or employees of the Sub-Advisor, Sierra Advisors, the Fund's sub-administrator or any of their affiliates; Securities and Exchange Commission fees and state Blue Sky qualification fees; all fees, including out-of-pocket expenses of custodians, transfer and dividend disbursing agents and the Company's sub-administrator and transaction charges of custodians; insurance premiums; outside auditing and legal expenses; costs of maintenance of the Company's existence; costs attributable to investor services, including without limitation, telephone and personnel expenses; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of the Fund and of the officers or Board of Trustees of the Company; and any extraordinary expenses. In addition, the Fund pays a distribution fee pursuant to the terms of a Distribution Plan adopted under Rule 12b-1 of the Investment Company Act. Any reimbursement of advisory fees required by any expense limitation provision shall be the sole responsibility of Sierra Advisors.

         8. Services to Other Companies or Accounts

         The Company understands that the Sub-Advisor now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment adviser to one or more other investment companies or series of investment companies, and the Company has no objection to the Sub-Advisor so acting, provided that whenever the Fund and one or more other accounts or investment companies advised by the Sub-Advisor have available funds for investment, investments suitable and appropriate for each will be allocated in a manner reasonably equitable to each entity. Similarly, opportunities to sell securities will be allocated in such an equitable manner. The Company recognizes that in some cases this procedure may limit the



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size of the position that may be acquired or disposed of for the Fund. In addition, the Company understands that the persons employed by the Sub-Advisor to assist in the performance of the Sub-Advisor's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Sub-Advisor or any affiliate of the Sub-Advisor to engage in and devote time and attention to other business or to render services of whatever kind or nature. The Company recognizes and agrees that the Sub-Advisor may provide advice to other clients which may differ from or be identical to advice given with respect to the Fund.

         9. Term of Agreement

         This Agreement shall become effective as of September 20, 1993, shall continue for a one-year term and shall continue thereafter so long as such continuance is specifically approved at least annually by (i) the Board of Trustees of the Company or (ii) a vote of a "majority" (as defined in the Investment Company Act) of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Trustees who are not "interested persons" (as defined in the Investment Company Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 30 days' written notice by Sierra Advisors, the Board of Trustees of the Company or by vote of holders of a majority of the Fund's shares, or upon 60 days' written notice, by the Sub-Advisor and, will terminate automatically upon any termination of the advisory agreement between the Company and Sierra Advisors. In addition, this Agreement will also terminate automatically in the event of its assignment (as defined in the Investment Company Act). The Sub-Advisor agrees to notify the Company of any circumstances that to its best knowledge and belief might result in this Agreement being deemed to be assigned.

         10. Representations of the Company and the Sub-Advisor

         The Company represents that (i) a copy of its Master Trust Agreement, dated February 22, 1989, together with all amendments thereto, is on file in the office of the Secretary of the Commonwealth of Massachusetts, (ii) the appointment of the Sub-Advisor has been duly authorized, and (iii) it has acted and will continue to act in conformity with the Investment Company Act and other applicable laws.

         Sierra Advisors represents that (i) it is authorized to perform the services herein, (ii) the appointment of the Sub-Advisor has been duly authorized, and (iii) it will act in conformity with the Investment Company Act and other applicable laws.



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         The Sub-Advisor represents that it is authorized to perform the services described herein.

         11. Indemnification

         Sierra Advisors shall indemnify and hold harmless the Sub-Advisor from and against any and all claims, losses, liabilities or damages (including reasonable attorneys' fees and other related expenses), howsoever arising from or in connection with this Agreement or the performance by the Sub-Advisor of its duties hereunder; provided, however, that nothing contained herein shall require that the Sub-Advisor be indemnified for Disqualifying Conduct.

         12. Amendment of this Agreement

         No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective with respect to the Fund until approved by vote of a majority of the outstanding voting securities of the Fund.

         13. Limitation of Liability

         This Agreement has been executed on behalf of the Company by the undersigned officer of the Company in his capacity as an officer of the Company. The obligations of this Agreement shall be binding upon the assets and property of the Fund only and not upon the assets and property of any other investment fund of the Company and shall not be binding upon any Trustee, officer or shareholder of the Fund and/or the Company individually.

         14. Entire Agreement

         This Agreement constitutes the entire agreement between the parties hereto.

         15. Governing Law

         This Agreement shall be governed in accordance with the laws of the Commonwealth of Massachusetts.

         16. Miscellaneous

         (a) Unless the Company gives the Sub-Advisor written instructions to the contrary, the Sub-Advisor shall vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested. The Sub-Advisor shall use its best good faith judgment to vote such proxies in a manner which best serves the interests of the Fund's shareholders.



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         (b) The Company shall provide the Sub-Advisor with a copy of the Fund's agreement (the "Custody Agreement") with the Custodian (the "Custodian") designated to hold the assets of the Fund and any modification thereto in advance. The Fund's assets shall be maintained in the custody of the Custodian identified in, and in accordance with the terms and conditions of, the Custody Agreement. The Sub-Advisor shall have no liability for the acts or omissions of the Custodian. Any assets added to the Fund shall be delivered directly to the Custodian.

         (c) The Company, the Fund and Sierra Advisors agree and acknowledge that the Sub-Advisor is the sole owner of the name and mark "Janus" and that all use of any designation comprised in whole or part of Janus (a "Janus Mark") under this Agreement shall inure to the benefit of the Sub-Advisor. The use by the Company on its own behalf or on behalf of the Fund of any Janus Mark in any advertisement or sales literature or other materials promoting the Fund shall be with the consent of the Sub-Advisor. The Company and Sierra Advisors shall not, without the consent of the Sub-Advisor, make representations regarding the Sub-Advisor intended to be disseminated to the investing public in any disclosure document, advertisement or sales literature or other materials promoting the Fund. Such consent shall not be required for any documents or other materials intended for broker-dealer use only, for use by the Company's trustees and for internal use by the Company and Sierra Advisors. Consent by the Sub-Advisor to such use of any Janus Mark and any such representation shall not be unreasonably withheld and shall be deemed to be given if no written objection is received by the Company, the Fund or Sierra Advisors within 3 business days after the request is made by the Company, the Fund or Sierra Advisors for such use of any Janus Mark or any such representation. Upon termination of this Agreement for any reason, the Company and Sierra Advisors shall cease all use of any Janus Mark(s) as soon as reasonably practicable.

         (d) The Sub-Advisor agrees and acknowledges that the Company is the sole owner of the name and mark "Sierra Trust Funds" and Sierra Advisors is the sole owner of the name and mark "Sierra Investment Advisors" and that any and all use of any designation comprised in whole or in part of "Sierra Trust Funds" or "Sierra Investment Advisors" (a "Sierra Mark") under this Agreement shall inure to the benefit of the Company or Sierra Advisors, respectively. The use by the Sub-Advisor on its own behalf of any Sierra Mark in any advertisement or sales literature or other materials promoting the Sub-Advisor shall be with the consent of the Company or Sierra Advisors, respectively. The Sub-Advisor shall not, without the consent of the Company or Sierra Advisors, as applicable, make representations regarding the Company, the Fund or Sierra Advisors in any disclosure document, advertisement or sales literature or other materials promoting the Sub-Advisor. Consent by the Company and Sierra Advisors to such use of any Sierra Mark and any such representations shall not be unreasonably



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withheld and shall be deemed to be given if no written objection is received by the Sub-Advisor within 5 business days after the request by the Sub-Advisor is made for such use of any Sierra Mark or any such representations. Upon termination of this Agreement for any reason, the Sub-Advisor shall cease any and all use of any Sierra Mark as soon as reasonably practicable.

         (e) The Sub-Advisor may perform its services through any employee, officer or agent of the Sub-Advisor, and the Company and the Fund shall not be entitled to the advice, recommendation, or judgment of any specific person.

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first written above.


ATTEST:                                              SIERRA TRUST FUNDS


/s/ RICHARD BOCANEGRA                  By:  /s/ KEITH PIPES
-----------------------------              -------------------------------------
Name:  Richard Bocanegra                   Name:  Keith Pipes
Title: Administrative Asst.                Title: Executive Vice President,
                                                  Treasurer & Secretary

ATTEST:                                              SIERRA INVESTMENT ADVISORS
                                                     CORPORATION


/s/ ANN MARIE DOWELL                   By:  /s/ MICHAEL D. GOTH
-----------------------------              -------------------------------------
Name:  Ann Marie Dowell                    Name: Michael D. Goth
Title: Admin. Assistant                    Title: Chief Operating Officer


ATTEST:                                              JANUS CAPITAL CORPORATION


/s/ DONNA J. WEAVER                    By:  /s/ STEPHEN L. STIENEKER
-----------------------------              -------------------------------------
Name:  Donna J. Weaver                     Name: Stephen L. Stieneker
Title:                                     Title: Assistant Vice President




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